Exhibit 99.2

ADCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2017	2017
Assets	(unaudited)
Current assets
Cash and cash equivalents	$9,420,114	$10,424,164
Accounts receivable, net	4,072,035	4,552,658
Inventories	160,881	160,882
Prepaid expenses and other current assets	697,846	671,570
Deferred tax assets, net	23,978	31,831
Total current assets	14,374,854	15,841,105
Property and equipment, net	9,042,348	9,103,472
Due from stockholders of parent, AdCare Holding Trust	320,154	320,154
Deferred tax assets, net	45,950	39,334
Deposits	26,215	26,215
Total assets	$23,809,521	$25,330,280

Liabilities and Stockholder's Equity
Current liabilities
Accounts payable	$916,670	$733,955
Accrued and other current liabilities	2,523,593	2,624,357
Due to third-party payors	952,272	902,852
Total current liabilities	4,392,535	4,261,164
Deferred income taxes, net	—	1,237
Due to third-party payors, net of current portion	1,100,000	1,100,000
Total liabilities	5,492,535	5,362,401

Stockholder's equity
Capital stock	28,002	28,002
Retained earnings	18,288,984	19,939,877
Total Stockholder's equity	18,316,986	19,967,879
Total liabilities and Stockholder's equity	$23,809,521	$25,330,280

See accompanying notes to condensed consolidated financial statements.

ADCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

UNAUDITED

	Three Months Ended December 31,
	2017	2016
Revenues
Patient service revenue	$12,202,155	$12,233,151
Provision for bad debts	(337,738)	(349,300)
Net patient service revenue	11,864,417	11,883,851
Other operating revenue	81,293	152,739
Total net revenue	11,945,710	12,036,590
Operating expenses
Professional services	7,632,552	7,531,756
General services	1,219,251	1,280,734
Administrative services	1,912,382	1,725,541
Depreciation and amortization	204,977	269,220
Total operating expenses	10,969,162	10,807,251
Income from operations	976,548	1,229,339
Other income (expense)
Interest and dividend income	12,711	5,468
Interest expense	—	(14,067)
Total other income (expense)	12,711	(8,599)
Income before income taxes	989,259	1,220,740
Income tax expense	29,006	36,203
Net income	960,253	1,184,537
Retained earnings, beginning	19,939,877	15,972,410
Distributions to stockholder	(2,611,146)	(1,677,900)
Retained earnings, ending	$18,288,984	$15,479,047

See accompanying notes to condensed consolidated financial statements.

ADCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Three Months Ended December 31,
	2017	2016
Cash Flows provided by operating activities:
Net income	960,253	1,184,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204,977	269,220
Provision for bad debts	337,738	349,300
Deferred income taxes	—	1
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable	142,885	(371,440)
Decrease in inventories	1	—
(Increase) decrease in prepaid expenses, deposits and other	(26,276)	20,527
Decrease in deferred revenue	—	(3,805)
Increase in accounts payable	182,715	136,936
Decrease in accrued and other liabilities	(100,764)	(424,839)
Increase in due to third-party payors	49,420	22,395
Net cash provided by operating activities	1,750,949	1,182,832

Cash flows from investing activities:
Capital expenditures	(143,853)	(101,533)
Net cash used in investing activities	(143,853)	(101,533)

Cash flows used in financing activities:
Distributions	(2,611,146)	(1,677,900)
Net cash used in financing activities	(2,611,146)	(1,677,900)
Net decrease in cash and cash equivalents	(1,004,050)	(596,601)
Cash and cash equivalents, beginning of period	10,424,164	11,370,618
Cash and cash equivalents, end of period	$9,420,114	$10,774,017

See accompanying notes to condensed consolidated financial statements.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

1.	Nature of Operations

AdCare, Inc. and Subsidiaries (the “Company”), headquartered in Worcester, Massachusetts, provide effective treatment, intervention, prevention and education in the specialty field of behavioral services with particular emphasis on substance abuse.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of AdCare, Inc., and its wholly-owned subsidiaries: AdCare Hospital of Worcester, Inc.; AdCare Rhode Island, Inc.; Diversified Healthcare Strategies, Inc.; AdCare Criminal Justice Services, Inc. and its wholly-owned subsidiary, American Criminal Justice Solutions of Pennsylvania, Inc.; Green Hill Realty Corporation, Lincoln Catharine Realty Corporation, and Tower Hill Realty, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements are unaudited, with the exception of the September 30, 2017 balance sheet, which is consistent with the audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for a complete set of financial statements. The information contained in these condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the fiscal year ended September 30, 2017. Management believes that all adjustments of a normal, recurring nature considered necessary for a fair presentation have been included. In addition, the interim financial information does not necessarily represent or indicate what the operating results will be for the year ending September 30, 2018 for many reasons including, but not limited to, acquisitions, dispositions, capital financing transactions, changes in interest rates and the effects of other trends, risks and uncertainties.

Revenue Recognition

Revenue is recognized as services are provided. Revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

The Company follows accounting guidance that requires certain health care entities to present the provision for bad debts related to patient service revenue as a deduction from the patient service revenues in the statements of income and retained earnings rather than as an operating expense. The Company has evaluated the guidance and concluded that it recognizes significant amounts of patient service revenue (primarily co-payments and deductibles) at the time services are rendered that are not subject to an assessment as to the patient’s ability to pay. Accordingly, the Company presents the provision for bad debts net of revenue in the accompanying consolidated statements of income and retained earnings in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of management’s estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and certain reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash on hand and short-term investments with original maturities of three months or less to be cash and cash equivalents.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable primarily consists of amounts due from third-party payors (governmental and non-governmental) and private pay clients and is recorded net of contractual allowances. The Company’s ability to collect outstanding receivables is critical to its results of operations and cash flows. Accounts receivable is reported net of an allowance for doubtful accounts, which is management’s best estimate of accounts receivable that could become uncollectible in the future. Accordingly, accounts receivable reported in the Company’s consolidated financial statements is recorded at the net amount expected to be received. The Company’s allowance for doubtful accounts is based on historical experience, but management also takes into consideration the age of accounts and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. An account is written off only after the Company has pursued collection efforts or otherwise determines an account to be uncollectible. The Company’s allowance for doubtful accounts was established primarily for uncollectible amounts due from patients for co-payments and deductibles.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Useful lives range from 15-39 years for buildings and improvements, 3-7 years for equipment and 5 years for motor vehicles. Expenditures representing additions or improvements are capitalized. Maintenance and repairs are charged to expense as incurred. Upon retirement or disposition, costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in income.

Inventories

Inventories, which consist of hospital related supplies, are stated at the lower of cost, determined on the first-in, first-out (FIFO) method, or net realizable value.

Income Taxes

AdCare, Inc. has elected to be treated as a Qualified Subchapter S Subsidiary of the AdCare Holding Trust, a Massachusetts Business Trust within the meaning of Section 1361 of the Internal Revenue Code and as a result, files a consolidated S Corporation Federal income tax return and certain state income tax returns with AdCare Holding Trust. Under these provisions, AdCare, Inc. does not pay Federal corporate income taxes and certain state income taxes on its taxable income. Instead, AdCare, Inc.’s taxable income or net operating loss is reported on the AdCare Holding Trust’s Federal income tax return and certain state income tax returns and flows through to its stockholders' individual Federal and certain state income tax returns. The Company has concluded it is a pass through entity and there are no uncertain tax positions that would require recognition in the Company’s consolidated financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties in the accompanying consolidated statements of income and retained earnings. Generally, the Company’s tax returns remain subject to examination for a period of three years.

For states that do not recognize the Company’s Qualified Subchapter S Subsidiary election, deferred income taxes result from temporary differences arising from using accelerated depreciation methods for income tax purposes and the straight-line method of depreciation for financial statement purposes, and for recognizing bad debts under the direct write-off method for income tax purposes and under the allowance method for financial statement purposes. Temporary differences also arise from accruing various expenses for financial statement purposes that are not deductible until paid for income tax purposes.

Investments

Investments are stated at fair value based on quoted prices from a national securities exchange. Realized and unrealized gains or losses are recognized in the period in which the fluctuations occur.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Recent Pronouncements

Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers, establishes a comprehensive revenue recognition standard for virtually all industries in U.S. GAAP, including those that previously followed industry-specific guidance. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, (v) recognize revenue when (or as) the entity satisfies a performance obligation. Three basic transition methods are available – full retrospective, retrospective with certain practical expedients, and a cumulative effect approach. Under the cumulative effect alternative, an entity would apply the new revenue standard only to contracts that are incomplete under legacy U.S. GAAP at the date of initial application and recognize the cumulative effect of the new standard as an adjustment to the opening balance of retained earnings. That is, prior years would not be restated and additional disclosures would be required to enable users of the financial statements to understand the impact of adopting the new standard in the current year compared to prior years that are presented under legacy U.S. GAAP. Under ASU 2015-14, Deferral of the Effective Date, the revenue recognition standard is effective for nonpublic business entities for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s consolidated financial statements.

ASU 2015-17, Balance Sheet Classification of Deferred Taxes, requires that all deferred tax liabilities and assets of the same tax jurisdiction or a tax filing group, as well as any related valuation allowance, be offset and presented as a single noncurrent amount in a classified balance sheet. However, an entity should not offset deferred tax liabilities and assets attributable to different tax-paying components of the entity or to different tax jurisdictions, consistent with the guidance under existing U.S. GAAP. Therefore, for many reporting entities, deferred income taxes will be presented in noncurrent assets and noncurrent liabilities. The ASU is effective for nonpublic business entities for fiscal years beginning after December 15, 2017. Early adoption is permitted as of the beginning of any interim or annual reporting period. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

ASU 2016-02, Leases, applies a right-of-use (ROU) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize an ROU asset or lease liability. At inception, lessees must classify all leases as either finance or operating. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the statement of cash flows, differs depending on the lease classification. The ASU is effective for nonpublic business entities for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s consolidated financial statements.

4.	Accounts Receivable, Net
	December 31,	September 30,
	2017	2017
Accounts receivable consists of:
Accounts receivable, patients, net of contractual allowances of $4,400,000 and $4,327,000, respectively, and allowance for doubtful accounts of approximately $616,000 and $665,000, respectively	$4,044,416	$4,506,514
Accounts receivable, other	27,619	46,144
Total Accounts Receivable, Net	$4,072,035	$4,552,658

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Property, Plant and Equipment
	December 31,	September 30,
	2017	2017
Land	$2,073,795	$2,073,795
Buildings and improvements	11,824,344	11,824,344
Equipment	3,644,885	3,501,032
Custodial assets	499,910	499,910
Motor vehicles	468,493	468,493
Total property, plant and equipment	18,511,427	18,367,574
Less: accumulated depreciation	(9,469,079)	(9,264,102)
Property, Plant and Equipment, Net	$9,042,348	$9,103,472

Custodial assets consist of assets acquired with funds provided by the Commonwealth of Massachusetts through a capital budget. The title to these assets remains with the state.

6.	Line of Credit

The Company, and certain subsidiaries as co-borrowers, had $1,500,000 of borrowings available under a demand line of credit agreement with a bank that was secured by substantially all assets of the Company. The line of credit was closed on February 26, 2018. No amounts were outstanding under the line of credit as of September 30, 2017 and 2016.

7.	Due to Third-Party Payors

Revenue received under reimbursement agreements is subject to audit and retroactive adjustments by third-party payors. The Company also qualifies for disproportionate share hospital (“DSH”) payments for services performed to certain Medicaid patients through the Centers for Medicare & Medicaid Services (“CMS”).

Amounts reflected in due to third party payors are as follows:

	December 31,	September 30,
	2017	2017
Due to third party payors, current portion	$952,272	$902,852
Due to third party payors, net of current portion	1,100,000	1,100,000
Total Due to Third Party Payors	$2,052,272	$2,002,852
8.	Retirement Plan

AdCare, Inc. maintains a defined contribution retirement (profit sharing) plan covering substantially all employees of the Company and its subsidiaries. Contributions, which are discretionary and determined by the Board of Directors, totaled $59,630 and $42,901 during the three months ended December 31, 2017 and 2016, respectively.

9.	Income Taxes
	December 31,
	2017	2016
State:
Current	$29,006	$36,202
Deferred	—	1
Total	$29,006	$36,203
10.	Operating Leases

AdCare Hospital of Worcester, Inc., AdCare, Inc., AdCare Rhode Island, Inc., and AdCare Criminal Justice Services, Inc. as lessees, lease various equipment and facilities under non-cancelable operating leases that expire at various intervals through November 2022.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Rent expense under leasing arrangements with unrelated parties having remaining terms in excess of one year was approximately $152,000 and $151,000 for the three months ended December 31, 2017 and 2016, respectively.

AdCare Rhode Island, Inc. subleased facilities to a tenant under a month to month lease agreement. The lease called for minimum monthly lease payments of $17,000 and service fees of $3,500. Rental and service fee income was approximately $21,000 and $62,000 for the three months ended December 31, 2017 and 2016, respectively and is presented in other operating revenue in the accompanying consolidated statements of income and retained earnings. The lease was terminated on October 31, 2017.

11.	Contingencies

Due to the nature of its operations, the Company may be exposed to various professional liability claims for which it carries insurance. At December 31, 2017, the Company is a defendant in unrelated claims by former employees and an applicant regarding employment practices. While it is not feasible to predict or determine the outcome of these matters, it is the opinion of management that the outcome will have no material adverse effect on the Company's financial position.

12.	Related Party Transactions

The Company makes premium payments for a $2.0 million life insurance policy on behalf of certain stockholders of the Parent. Premium payments were approximately $11,000 for the three months ended December 31, 2017 and 2016. The Company is not a beneficiary of the policy as proceeds will be paid directly to the trustees of the policy.  Upon death, proceeds received by the trustees will first be used to repay the Company for the premiums paid on the stockholders’ behalf which amount to approximately $320,000 as of December 31, 2017 and September 30, 2017.

13.	Concentrations

The Company maintains financial instruments, consisting primarily of cash and cash equivalents and accounts receivable, which potentially expose the Company to concentrations of credit risk. Cash and cash equivalents are held at local banks and the Company historically has not experienced any losses on its cash and cash equivalents. In the ordinary course of business, the Company has, at various times, had cash deposits with a bank which are in excess of federally insured limits of $250,000 for interest and non-interest bearing accounts.

The Company's accounts receivable are due from Medicare, Medicaid, commercial insurers, state government agencies and other payors. For the three months ended December 31, 2017 and December 31, 2016, approximately 61% and 64%, respectively, of the Company’s revenue was earned from two payors, respectively, that individually account for more than 10% of annual revenue. These two customers made up approximately 53% and 55% of accounts receivable as of December 31, 2017 and September 30, 2017, respectively.

14.	Sale of AdCare, Inc. and Subsidiaries

On March 1, 2018, the Company was acquired by a wholly-owned subsidiary of AAC Holdings, Inc. for approximately $83.9 million.

15.	Subsequent Events

AdCare, Inc. and Subsidiaries has evaluated all material subsequent events from December 31, 2017 through May 17, 2018, the date the condensed consolidated financial statements were available to be issued, and determined that there were no additional items requiring disclosure in these consolidated financial statements.